NYSE Regulation

Janice O'Neill
Senior Vice President
Corporate Compliance

11 Wall Street
New York, NY 10005
T +1 212 656 2407
F +1 212 656 5780
joneill@nyx.com

Via Email and U.S. Mail

April 27, 2012

Mr. Robert Davis
Interim Chief Executive Officer
Chief Financial Officer & Chief Operating Officer
ATC Venture Group Inc.
1701 38th Avenue West
Spencer, Iowa 51301

Dear Mr. Davis:

Based upon a review of publicly available information, ATC Venture Group Inc.'s ("ATC" or the "Company") has resolved the continued listing deficiency with respect to Section 1003(d) of the NYSE Amex LLC's ("NYSE Amex" or the "Exchange") Company Guide (the "Company Guide")[1] referenced in the Exchange's letter dated January 17, 2012. Specifically, on April 23, 2012 the Company filed its Form 10-K (the "Form 10-K") for the fiscal year ended September 30, 2011. The Company remains noncompliant with respect to Section 1003(d) of the Company Guide in that it has not filed its Form 10-Q for the period ended December 31, 2011, and the terms of the previously approved Plan remain in effect.

A review of the Company's Form 10-K for the fiscal year ended September 30, 2011 indicates that the Company is not in compliance with certain additional continued listing standards. The Company has therefore again become subject to the procedures and requirements of Section 1009 of the Company Guide.

Specifically, the Company is not in compliance with the following:

- Section 1003(a)(ii) of the Company Guide in that it reported in the Form 10-K stockholders' equity of less than $4,000,000 and losses from continuing operations and/or net losses in three of its four most recent fiscal years.

- Section 610 of the Company Guide requires that a listed company must make its annual report containing audited financial information available to shareholders of such securities on or through the company's website. The Company is unable to comply with this requirement because it neither maintains a corporate website nor arranges to provide the required information through a third party provider.

- Sections 132 and 623 of the Company Guide require that a listed company disseminate quarterly sales and earnings in the form of a press release. Since the Company's audited financial statements, as filed on the Form 10-K, differ significantly from the preliminary financial results disclosed in a press release on January 17, 2012, the Company has not complied with this requirement.

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[1] The Company Guide may be accessed at http://usequities.nyx.com/amex-equities-regulation.

In order to maintain its Exchange listing, the Company must:

i. Promptly issue a press release containing the audited financial information consistent with that contained in the Form 10-K. Such disclosure must be made no later than May 4, 2012.

ii. Submit a plan of compliance by May 28, 2012 (the "Plan"), addressing how it intends to regain compliance with Section 610 of the Company Guide by July 27, 2012 (the "Website Plan Period") and Section 1003(a)(ii) of the Company Guide by October 28, 2013 (the "Equity Plan Period"). The Plan should include specific milestones, quarterly financial projections, and details related to any strategic initiatives the Company plans to complete.[2] The Corporate Compliance Department management will evaluate the Plan, including any supporting documentation, and make a determination as to whether the Company has made a reasonable demonstration in the Plan of an ability to regain compliance with the continued listing standards within the specified timeframes, in which case the Plan will be accepted. If the Plan is accepted, the Company may be able to continue its listing during the Plan Period, during which time it will be subject to periodic review to determine whether it is making progress consistent with the Plan.[3]

Accordingly, the Company must contact Heather Callis, Senior Analyst, at (212) 656-6248 by May 3, 2012 to confirm receipt of this letter, discuss any possible information of which the Exchange Staff may be unaware, and indicate whether or not it intends to submit a Plan.

Please be advised that if the Company does not submit a Plan or if the Plan is not accepted, it will become subject to delisting proceedings. Furthermore, if the Plan is accepted but the Company is not in compliance with the continued listing standards of the Company Guide by July 27, 2012 and October 28, 2013, or if the Company does not make progress consistent with the Plan during the Plan Period, the Exchange Staff will initiate delisting proceedings as appropriate. The Company may appeal a Staff determination to initiate delisting proceedings in accordance with Section 1010 and Part 12 of the Company Guide.

This letter constitutes notice of a failure to satisfy certain of the Exchange's continued listing standards. The Company is therefore required to file a current report on Form 8-K pursuant to Item 3.01 of that Form within the requisite time periods. The Company must also issue a press release pursuant to Section 402 of the Company Guide that discloses receipt of this letter and the fact that it is not in compliance with the specified provisions of the Exchange's continued listing standards.[4] Please note however, that satisfying these filing and publication requirements does not relieve the Company of its obligation to assess the materiality of this letter

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[2] For your convenience, a suggested format for plan responses is enclosed. Please note that the information outlined in the suggested format is for information purposes only and is not intended to provide specific plan requirements. However, your plan must demonstrate an ongoing continuous effort to regain compliance through specific goals and initiatives, which can reasonably be expected to be completed within the plan period.

[3] Please be advised that if the Exchange accepts the Company's Plan, the Company must issue a press release disclosing the fact that is has fallen below the continued listing standards of the Exchange and that its listing is being continued pursuant to an extension. The press release must be issued within five (5) business days from notification that the plan has been accepted.

[4] While the Exchange does not endorse any particular format or provide a sample press release related to this disclosure, you may wish to consider language that discloses that: on (DATE) the Company received notice from the Exchange Staff indicating that the Company is below certain of the Exchange's continued listing standards due to__________ as set forth in Section(s) __________ of the Company Guide. The Company was afforded the opportunity to submit a plan of compliance to the Exchange by (DATE) that demonstrates the Company's ability to regain compliance with Section(s)___________ of the Company Guide by _________. If the Company does not submit a plan or if the plan is not accepted by the Exchange, the Company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide. This notice should be provided to the Exchange StockWatch Department (e-mail: NYXAlert@nyx.com) and the Corporate Compliance Department (e-mail: HCallis@nyx.com).

on an ongoing basis under the federal securities laws nor does it provide a safe harbor under the federal securities laws or otherwise. Accordingly, the Company should consult with securities counsel regarding disclosure and other obligations mandated by law.

As an additional consequence of falling below continued listing standards, please be advised that within five days of the date of this letter, the Company will be included in a list of issuers that are not in compliance with the Exchange's continued listing standards. This list is posted daily on www.nyse.com/regulation and includes the specific listing standard(s) with which a company does not comply. Furthermore, the Exchange is utilizing the financial status indicator fields in the Consolidate Tape Association's Consolidated Tape System ("CTS") and Consolidated Quote Systems ("CQS") High Speed Tape to identify companies that are noncompliant with the Exchange's continued listing standards and/or are delinquent with respect to a required federal securities law periodic filing. Therefore, the Company will become subject to the indicator .BC to denote its noncompliance. The indicator will not change the Company's trading symbol itself, but will be disseminated as an extension of the Company's symbol on the CTS and CQS whenever the Company's trading symbol is transmitted with a quotation or trade. Both the website posting and indicator will remain in effect until such time as the Company has regained compliance with all applicable continued listing standards.

This letter and any response may, until disclosed via the Securities and Exchange Commission filing and press release, constitute non-public information in accordance with federal securities laws, and you may wish to consult with your legal counsel about the Company's obligations in this regard. The only designated representatives at the Exchange with which this matter should be discussed are staff members of the Corporate Compliance and StockWatch Departments. Further, as I am sure you are aware, pursuant to Section 910 of the Company Guide, Exchange Designated Market Makers ("DMM") must be treated as members of the public, and accordingly, no non-public information should be discussed with or otherwise disclosed to the Company's DMM.

The Exchange remains hopeful that the Company will be able to maintain its listing. If you are in need of any assistance in this matter, please do not hesitate to contact Heather Callis at (212) 656-6248.

Sincerely,

Janice O'Neill (CS)